Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-256656 on Form S-8 and Registration Statement No. 333-277082 on Form S-3 of our reports dated February 19, 2026, relating to the financial statements of Garrett Motion Inc. (the “Company”), and the effectiveness of the Company’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Deloitte SA
Geneva, Switzerland
February 19, 2026